Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

May 22, 2026

Live Oak Acquisition Corp. V

4921 William Arnold Road

Memphis, TN 38117

Re: Registration Statement on Form S-4 (File No. 333-294869)

Ladies and Gentlemen:

We have acted as special counsel to Live Oak Acquisition Corp. V, a Cayman Islands exempted company (“SPAC” or “Live Oak”), in connection with the transactions (the “Transactions” or the “Business Combination”, including, without limitation, the mergers (“Mergers”) and issuances of securities contemplated by the Merger Agreement, as defined below), contemplated by the Agreement and Plan of Merger (the “Original Merger Agreement”, as amended by the First Amendment to the Original Merger Agreement, dated as of April 1, 2026, the Second Amendment to the Original Merger Agreement, dated as of May 13, 2026, and as such agreement may be further amended or supplemented from time to time, the “Merger Agreement”) by and among Live Oak; Catalyst Sub Inc., a Delaware corporation and wholly-owned subsidiary of Live Oak; Catalyst Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Live Oak; Teamshares Inc., a Delaware Corporation (“Teamshares” or the “Target” or the “Company”); Live Oak Sponsor V LLC, a Delaware limited liability company (the “Sponsor”), solely in the capacity from and after the effective time of the first merger contemplated by the Merger Agreement (the “First Effective Time”) as representative of the former shareholders of Live Oak (other than the former security holders of Teamshares and their respective successors and assigns) in accordance with the terms and conditions of the Merger Agreement; and Brian Gaebe, solely in the capacity as the representative from and after the First Effective Time of the former Teamshares security holders qualifying as prospective recipients of certain Earnout Shares (as defined in the Merger Agreement) that may become issuable upon satisfaction of applicable conditions during a post-closing earnout period, in each case in accordance with the terms of the Merger Agreement.

Under the terms of the Merger Agreement, prior to the First Effective Time and in advance of the consummation, if any, of the proposed Business Combination (the “Closing”), Live Oak will de-register from the Register of Companies in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to become a Delaware corporation (the “Domestication”). For purposes hereof: (i) the term “Warrant Agreement” means the Warrant Agreement entered into between Live Oak and Continental Stock Transfer & Trust Company (“CST”), in its capacity as Warrant Agent, in connection with Live Oak’s initial public offering (the “IPO”); (ii) the term “Assumed Vested Options” means the options to purchase shares of Combined Company Common Stock (defined below) issuable at the Closing under the terms of the Merger Agreement to former holders of Teamshares In-the-Money Vested Options (as defined below); (iii) the term “Combined Company” is used to refer to Live Oak, after the Domestication and upon and after the Closing; and (iv) the term “Current Charter” refers to the Amended and Restated Memorandum and Articles of Association of Live Oak in effect as of the date of this opinion or any other relevant date.

This opinion is being rendered at the request of Live Oak in connection with the registration under the above-referenced Registration Statement (as amended at the effective date thereof, the “Registration Statement”) filed by Live Oak and Teamshares with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (a) shares of Live Oak common stock, par value $0.0001 per share (“Combined Company Common Stock”) (i) corresponding to Live Oak Class A ordinary shares, par value $0.0001 per share (“Live Oak Class A Ordinary Shares”), and Live Oak Class B ordinary shares, par value $0.0001 per share (“Live Oak Class B Ordinary Shares”, including the Live Oak Class A shares into which such Live Oak Class B Ordinary Shares will convert, prior to the Closing, in accordance with Current Charter and terms of the insider letter entered into by the Sponsor and directors and officers of Live Oak at the time of the IPO, and together with the Live Oak Class A Ordinary Shares, “Live Oak Ordinary Shares”) outstanding as of immediately prior to the Domestication, which Live Oak Ordinary Shares will be replaced with shares of Live Oak common stock in connection with the Domestication and become shares of Combined Company Common Stock upon the Closing, and (ii) issuable at the Closing as consideration under the Merger Agreement to holders of Teamshares capital stock outstanding as of immediately prior to the First Effective Time (the “Merger Consideration Shares”); (b) warrants to purchase shares of Combined Company Stock (“Combined Company Warrants”) corresponding to (i) warrants to purchase Live Oak Ordinary Shares included in the units issued to Live Oak public shareholders in the IPO (“Public Warrants” and the warrants replacing such warrants at the Closing, “Combined Company Public Warrants”) and (ii) warrants to purchase Live Oak Ordinary Shares purchased by the Sponsor at the time of the IPO (“Private Warrants” and the warrants replacing such warrants at the Closing, the “Combined Company Private Warrants”); (c) shares of Combined Company Common Stock issuable upon exercise of Combined Company Warrants (“Combined Company Warrant Shares”); and (d) shares of Combined Company Common Stock (the “Combined Company Assumed Vested Option Shares”) issuable upon exercise of the Assumed Vested Company Options to be delivered at the Closing under the terms of the Merger Agreement to former holders of Teamshares options which are outstanding, fully vested and “in-the-money” (relative to the Per Share Price, as defined in the Merger Agreement) as of the First Effective Time (“Teamshares In-the-Money Vested Options”) pursuant to the terms of the Merger Agreement. For purposes hereof, the Combined Company securities described in this paragraph are referred to collectively as the “Securities”.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of Live Oak.

In connection with the opinions expressed below, we have assumed that:

A. Prior to effectuating the Domestication and prior to the issuance of the Securities: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Live Oak will have approved, among other things, the Domestication and the Merger Agreement; and (iii) all other necessary actions will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

B. The Certificate of Incorporation of Live Oak to be adopted upon Domestication (the “Interim Charter”), in the form thereof annexed to the Registration Statement, without alteration or amendment (other than the execution thereof and identification of the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Interim Charter will be, filed by or in respect of Live Oak with the DE Secretary of State and that Live Oak will pay all fees and other charges required to be paid in connection with the filing of the Interim Charter; and

C. Prior to the issuance of the Securities: (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened; (ii) the Business Combination and Transactions contemplated by the Merger Agreement and Registration Statement will have been consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law; (iii) the shareholders of Live Oak will have approved the Merger Agreement (including applicable matters set forth in the Transaction Documents) and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting of Live Oak shareholders as set forth in the proxy statement/prospectus included in the Registration Statement; (iv) the Domestication has been properly effected under applicable Cayman Islands law and relevant laws of the State of Delaware; (v) upon consummation of the Business Combination, the Combined Company will have validly assumed the rights and obligations of Live Oak under the Warrant Agreement and (vi) each of the Merger Agreement and the Warrant Agreement constitutes the legal, valid and binding obligation of each counterparty, enforceable against each such counterparty in accordance with its terms.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and Merger Agreement, the 28,750,000 shares of Combined Company Common Stock corresponding to Live Oak Ordinary Shares will be validly issued, fully paid and non-assessable.

2. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the 49,431,767 shares of Combined Company Common Stock comprising the Merger Consideration Shares deliverable to Teamshares stockholders as of immediately prior to the First Effective Time under the terms of the Merger Agreement (included in the 54,350,000 shares of Combined Company Common Stock listed in Exhibit 107 to the Registration Statement) will be validly issued, fully paid and non-assessable.

3. Upon the effectiveness of the Domestication and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the 11,500,000 Combined Company Public Warrants and 4,500,000 Combined Company Private Warrants (collectively referred to as the Combined Company Warrants) will be legally binding obligations of the Combined Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Combined Company Warrants; (e) with respect to the Combined Company Warrant Shares underlying the Combined Company Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Combined Company Common Stock, future issuances of securities, of the Combined Company and/or adjustments to outstanding securities of the Combined Company, may cause the Combined Company Warrants to be exercisable for more shares of Combined Company Common Stock than the number that remain authorized but unissued and (f) we have assumed the Warrant Price (as defined in the Combined Company Warrants) will not be adjusted to an amount below the par value per share of the Combined Company Common Stock.

4. When the Registration Statement becomes effective under the Securities Act and the Combined Company 16,000,000 Warrant Shares are issued and sold by the Combined Company and delivered by the Combined Company upon valid exercise of Combined Company Warrants and against receipt of the exercise prices therefor, in accordance with and in the manner described in the Registration Statement, the Warrant Agreement and the terms of the Combined Company Warrants, the Combined Company Warrant Shares will be validly issued, fully paid and non-assessable.

5. When the Registration Statement becomes effective under the Securities Act and the Combined Company Assumed Vested Option Shares are issued and sold by the Combined Company and delivered by the Combined Company upon valid exercise of Assumed Vested Options and against receipt of the exercise prices therefor, in accordance with and in the manner described in the Registration Statement and the terms of the Assumed Vested Options, the 4,719,065 Combined Company Assumed Vested Option Shares (included in the 54,350,000 shares of Combined Company Common Stock listed in Exhibit 107 to the Registration Statement) will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Combined Company Warrants constituting valid and binding obligations of Combined Company, respectively, the laws of the State of New York. For the avoidance of any doubt, we express no opinion herein with respect to the terms or enforceability of the Assumed Vested Options, which are not Securities being registered pursuant to the Registration Statement. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the joint proxy statement/information statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP